Exhibit 5.1

Stradley Ronon Stevens & Young, LLP Suite 2600 2005 Market Street Philadelphia, PA 19103-7018 Telephone 215.564.8000 Fax 215.564.8120 www.stradley.com

April 27, 2012

Bryn Mawr Bank Corporation

801 Lancaster Avenue

Bryn Mawr, PA 19010

Re:	Amended and Restated Dividend Reinvestment and Stock Purchase Plan of Bryn Mawr Bank Corporation, effective April 27, 2012

Ladies and Gentlemen:

We have acted as counsel to and for Bryn Mawr Bank Corporation, a Pennsylvania corporation (the “Corporation”), in connection with the offer and sale from time to time by the Corporation of 1,500,000 shares of the Corporation’s Common Stock, par value $1.00 per share (“Shares”). The Shares will be sold from time to time pursuant to the Corporation’s Registration Statement on Form S-3 (File No. 333-180661) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”) filed with the Securities and Exchange Commission (the “SEC”) on April 11, 2012 (and declared effective on April 20, 2012). The Shares are issuable pursuant to the Corporation’s Amended and Restated Dividend Reinvestment and Stock Purchase Plan, effective April 27, 2012 (the “Plan”).

In our capacity as counsel, we have been requested to render the opinions set forth in this letter and, in connection therewith, we have reviewed the following documents: (i) the Registration Statement, (ii) the Plan (filed as part of a prospectus supplement to the Registration Statement), (iii) the Corporation’s Amended and Restated Articles of Incorporation, effective November 21, 2007 (filed as an exhibit to the Corporation’s Form 8-K filed with the SEC on November 21, 2007), (iv) the Corporation’s Amended and Restated Bylaws, effective November 20, 2007 (filed as an exhibit to the Corporation’s Form 8-K filed with the SEC on November 21, 2007), (v) the Resolutions of the Board of Directors of the Corporation, adopted April 27, 2012, approving the Plan, certified by the Secretary of the Corporation on April 27, 2012 as being duly adopted and accurate and complete in all material respects, and (vi) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering this opinion.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all

Philadelphia, PA • Malvern, PA • Harrisburg, PA • Wilmington, DE • Cherry Hill, NJ • Washington, DC

A Pennsylvania Limited Liability Partnership

Bryn Mawr Bank Corporation

April 27, 2012

documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

The law covered by the opinions expressed herein is limited to the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction.

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Shares are hereafter issued and delivered upon payment in full of the consideration therefor, as described in the Registration Statement and in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement and to any reference to our firm in the Registration Statement as legal counsel who has passed upon the validity of the Shares of the Company proposed to be issued. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Act, or the Rules and Regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

STRADLEY, RONON, STEVENS & YOUNG, LLP

By:	/s/ David E. Beavers
David E. Beavers, a Partner